# LETTER OF INTENT EXTENSION
## May 1, 2023

FOMO WORLDWIDE, INC., and/or assigns a California corporation ("Buyer") is pleased to extend the exclusivity period for the non-binding letter of intent ("LOI" or the "Agreement") for the acquisition by Buyer of all the assets of Brookwood Media Arts, a domestic business corporation with the State of Pennsylvania on March 23, 1995 (No. 2628417) ("Company"), which is owned by Robert Seskin ("Seller"), subject to the general terms and conditions set forth herein ("Transaction").

The original LOI executed January 24, 2023 summarizes the principal terms of the proposed Transaction all of which remain in effect. However, in consideration of the time and expense devoted and to be devoted by the parties with respect to the proposed Transaction, Section 5e of that document and recited below shall be a binding obligation of the parties extended from May 31, 2023 to June 30, 2023. No other provisions in this LOI shall constitute legally binding obligations upon the parties; other legally binding obligations will only arise if and when a definitive agreement and any additional agreements are executed and delivered by the parties.

This original LOI and this extension remain conditioned on the completion of due diligence, legal and accounting review, documentation that is satisfactory to all parties, and the successful raise by the Buyer of certain financing, if any. The Agreement shall be governed in all respects by the laws of the State of Pennsylvania, without regard to its conflict of law provisions. The parties are reminded there is a non-disclosure agreement already in place and those terms govern the confidentiality of this LOI and ongoing efforts related to this Transaction.

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| **5. Principal Terms and Conditions** | e) Through June 30, 2023, Seller agrees to an exclusivity and no-shop provision in order for the Buyer to complete the proposed Transaction, including that Seller and its equity holders, directors, officers, employees, representatives and agents will not discuss or pursue any sale, recapitalization, liquidation or other disposition of the Company, any sale or transfer of any capital stock or any assets of the Company or any interest therein, or any transaction, investment, recapitalization, or sale similar to the proposed Transaction with any other party, or provide any information regarding the Company to any other party other than the Buyer. If the Company violates this exclusivity and no-shop provision, the Company shall reimburse the Buyer for all costs and expenses through the time of discovery by the Buyer. |

**Agreed and accepted by the parties:**

**For and on behalf of Buyer**

Signature: ______________________

By: Vikram Grover

Date: May 1, 2023

**For and on behalf of Seller**

Signature: ______________________

By: Robert Seskin

Date: May 1, 2023